                                                 EXHIBIT 23(a)

SUTHERLAND ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404



                              December 18, 1998


VIA EDGAR
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Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 for Golden American Life Insurance Company (File No. 333-66745). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth